Exhibit 10.11

PAR PETROLEUM CORPORATION

DIRECTORS’ DEFERRED COMPENSATION PLAN

DEFERRAL ELECTION FORM

I, [Name], Par Petroleum Corporation (the “Company”), on this             day of                     , hereby elect to defer my [2014] compensation as specified below under the Par Petroleum Corporation Directors’ Deferred Compensation Plan (the “Plan”):

1. Cash Amount $        .

2. Common Stock [ Number of Shares].

In connection with the above deferred amount I elect to commence the payment of my distribution on (select one):

1.         The earlier of my death or my separation from service with the Company.

2.         The earlier of [Date] at least 24 months after this election is made or my separation from service.

I understand all amounts are subject to the terms and conditions of the Plan and hereby acknowledge that I have received a copy of the Plan.

This form must be returned to the Company no later than                     .

By:
Signature